DERIVED INFORMATION [4/18/07]

[$527,450,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$527,450,100]

Total Certificates Offered & Non-Offered
(Approximate)

Home Equity Pass-Through Certificates, Series 2007-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-140945 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FICO and LTV	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	213,313	32.5	7.35	0.0	658	41.7	73.6	62.1	74.2	11.2	96.3	49.0	30.4	18.4	39.0	25.2	4.7	12.0
FICO 500-525 and LTV>65	140,813	1.0	9.00	0.0	516	40.5	78.9	8.7	84.0	9.1	97.0	84.2	11.9	3.8	3.8	3.3	0.0	21.2
FICO 525-550 and LTV>65	164,346	3.1	8.89	0.0	538	43.0	80.8	8.7	86.5	3.0	96.7	76.8	5.0	17.8	0.0	6.5	4.6	10.1
FICO 550-575 and LTV>65	167,791	5.7	8.52	0.0	564	39.9	82.0	5.8	85.0	9.5	99.5	81.5	8.0	10.5	1.5	11.7	3.5	9.2
FICO 575-600 and LTV>70	193,078	9.0	8.58	0.0	587	41.4	85.9	4.0	77.7	11.8	95.1	73.0	12.1	13.6	5.8	14.7	1.5	7.1
FICO 600-625 and LTV>70	178,261	17.0	8.12	0.0	612	42.3	84.9	29.3	76.4	13.9	95.1	74.4	9.7	15.9	17.8	11.3	2.6	11.9
FICO 625-650 and LTV>70	192,141	20.0	7.62	0.0	637	42.9	83.5	52.0	75.1	12.0	95.6	72.0	15.5	12.4	34.9	18.4	3.4	9.3
FICO 650-675 and LTV>80	162,111	5.2	8.21	0.0	661	42.5	91.0	1.3	75.6	11.7	93.0	54.4	17.3	27.3	19.5	21.7	7.2	14.9
FICO 675-700 and LTV>80	171,617	3.3	7.89	0.0	686	41.8	91.4	0.0	68.6	11.2	85.4	57.6	28.8	13.6	41.6	21.7	6.6	13.3
FICO 700-725 and LTV>80	224,643	2.0	7.38	0.0	710	41.7	91.0	2.0	64.2	19.1	95.0	73.3	15.4	10.2	40.6	31.0	4.7	10.5
FICO 725-750 and LTV>85	197,763	0.7	7.32	0.0	733	40.2	92.9	0.0	88.9	9.6	92.6	69.5	7.0	21.3	34.2	21.5	0.0	2.4
FICO 750-775 and LTV>85	152,667	0.5	7.55	0.0	761	44.0	92.3	0.0	59.6	22.3	75.6	67.4	7.2	12.6	15.1	8.9	11.9	9.0
FICO 775-800 and LTV>85	182,250	0.1	6.57	0.0	781	37.7	90.0	0.0	100.0	0.0	100.0	56.8	43.2	0.0	100.0	43.2	0.0	0.0
Total:	190,330	100.0	7.84	0.0	632	42.0	81.4	36.7	75.9	11.7	95.4	64.4	18.7	15.9	26.9	18.7	3.9	11.0

LTV and DTI	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	188,598	92.9	7.85	0.0	633	41.1	81.3	36.7	76.1	11.6	95.2	63.1	19.2	16.6	27.8	18.9	3.9	10.4
LTV 60-65 and DTI>=50	242,037	0.2	7.97	0.0	565	52.6	61.9	0.0	100.0	0.0	100.0	81.6	0.0	18.4	0.0	0.0	0.0	44.2
LTV 65-70 and DTI>=50	175,779	0.2	7.85	0.0	561	52.1	67.3	0.0	83.5	16.5	100.0	55.7	18.2	26.1	19.9	19.9	0.0	34.7
LTV 70-75 and DTI>=50	202,668	0.1	7.33	0.0	579	53.4	71.9	29.3	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
LTV 75-80 and DTI>=50	284,060	0.7	7.57	0.0	612	52.5	78.1	31.8	85.0	15.0	100.0	65.6	20.4	14.0	18.4	33.4	6.8	15.0
LTV 80-85 and DTI>=50	208,682	3.2	7.17	0.0	638	52.8	80.5	73.3	70.8	16.0	98.9	76.2	20.3	3.5	21.2	19.8	3.1	22.9
LTV 85-90 and DTI>=50	267,841	0.8	7.68	0.0	645	52.7	86.6	0.0	57.2	17.8	94.9	87.0	0.0	13.0	28.9	3.6	8.9	24.3
LTV 90-95 and DTI>=50	212,037	1.4	7.88	0.0	615	53.0	90.0	0.7	71.8	8.1	95.6	93.1	4.6	2.3	2.7	8.7	0.0	5.7
LTV 95-100 and DTI>=50	111,853	0.1	9.48	0.0	659	51.8	96.7	0.0	45.4	54.6	100.0	100.0	0.0	0.0	0.0	0.0	0.0	54.6
LTV=>100 and DTI>=50	182,450	0.5	10.17	0.0	611	52.5	100.0	0.0	96.1	3.9	100.0	100.0	0.0	0.0	0.0	23.4	0.0	0.0
Total:	190,330	100.0	7.84	0.0	632	42.0	81.4	36.7	75.9	11.7	95.4	64.4	18.7	15.9	26.9	18.7	3.9	11.0

DTI and FICO	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	189,914	55.4	7.63	0.0	660	38.4	81.7	45.7	74.2	11.5	94.1	57.0	24.1	17.1	35.8	21.0	4.2	10.8
DTI 20.1 - 25.0 & FICO<525	58,002	0.0	9.64	0.0	502	23.9	79.0	0.0	16.0	84.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
DTI 25.1 - 30.0 & FICO<550	116,506	0.3	8.70	0.0	535	27.6	68.1	13.8	96.8	3.2	100.0	72.7	19.7	7.6	0.0	36.8	2.1	0.0
DTI 30.1 - 35.0 & FICO<575	138,437	1.1	8.55	0.0	549	32.8	76.1	4.2	84.3	4.9	95.3	85.3	1.2	13.5	0.0	4.9	7.9	13.4
DTI 35.1 - 40.0 & FICO<600	158,538	3.5	8.75	0.0	565	37.9	80.3	5.7	85.7	5.9	94.7	71.1	12.3	16.6	0.0	9.0	2.0	10.6
DTI 40.1 - 45.0 & FICO<625	185,989	8.5	8.30	0.0	585	42.7	80.6	12.9	78.5	13.7	97.7	64.8	15.0	20.0	6.2	16.9	1.4	11.0
DTI 45.1 - 50.0 & FICO<650	198,377	24.8	7.99	0.0	606	47.9	81.6	32.3	77.4	11.9	96.8	74.0	11.2	14.7	23.8	16.6	4.2	9.5
DTI 50.1 - 55.0 & FICO<675	210,907	6.1	7.84	0.0	610	52.6	82.2	32.1	72.8	15.7	98.2	83.8	12.7	3.5	8.3	14.5	3.3	18.7
DTI=>55.0 & FICO<700	281,779	0.3	7.36	0.0	612	56.8	75.2	12.7	100.0	0.0	89.5	76.9	0.0	23.1	64.2	64.2	0.0	12.6
Total:	190,330	100.0	7.84	0.0	632	42.0	81.4	36.7	75.9	11.7	95.4	64.4	18.7	15.9	26.9	18.7	3.9	11.0

Limited and Stated Doc	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	150,835	0.1	10.05	0.0	472	47.4	79.2	83.2	44.4	0.0	100.0	0.0	83.2	16.8	0.0	0.0	0.0	16.8
FICO 500-525	228,252	0.4	9.28	0.0	514	42.2	70.3	8.6	64.5	26.2	100.0	0.0	42.7	57.3	8.6	28.1	13.1	17.9
FICO 525-550	197,305	1.0	9.05	0.0	537	43.2	68.0	1.9	79.0	12.9	95.0	0.0	37.0	63.0	0.0	20.9	7.7	15.9
FICO 550-575	225,750	1.7	8.76	0.0	563	40.5	68.7	4.5	81.5	13.3	95.8	0.0	44.5	55.5	4.4	20.4	10.5	14.8
FICO 575-600	226,412	2.9	8.58	0.0	587	42.2	77.3	4.6	74.7	11.4	92.3	0.0	42.3	57.7	3.3	17.8	0.6	16.4
FICO 600-625	248,456	5.2	8.41	0.0	611	41.1	80.2	2.6	73.6	17.8	95.8	0.0	39.0	61.0	5.2	13.6	2.9	21.3
FICO 625-650	229,137	6.2	8.11	0.0	640	42.7	81.9	36.2	79.5	6.8	94.5	0.0	56.3	43.7	29.4	21.2	6.9	13.1
FICO 650-675	206,055	8.1	7.97	0.0	662	43.0	82.6	60.2	79.5	12.9	97.9	0.0	58.8	41.2	39.4	23.8	3.0	13.9
FICO 675-700	229,629	5.1	7.65	0.0	686	42.5	82.0	64.0	67.3	14.8	93.9	0.0	70.5	29.5	48.9	36.1	7.7	9.6
FICO 700-725	214,681	2.1	7.70	0.0	711	42.0	83.3	65.9	56.3	25.5	94.1	0.0	51.3	48.7	45.8	30.5	4.8	13.6
FICO 725-750	226,711	0.8	7.67	0.0	735	40.5	83.7	59.7	76.6	6.1	95.1	0.0	48.7	51.3	60.5	37.5	0.0	7.6
FICO 750-775	293,262	0.7	7.41	0.0	761	42.9	82.7	62.4	76.1	23.9	91.6	0.0	87.4	12.6	74.7	33.3	9.6	8.4
FICO 775-800	326,961	0.3	7.28	0.0	787	41.0	80.9	68.8	80.5	0.0	100.0	0.0	54.3	45.7	75.8	9.6	21.5	0.0
Total:	224,730	34.6	8.12	0.0	645	42.3	80.4	38.7	74.7	13.6	95.4	0.0	54.1	45.9	29.4	23.7	5.1	14.2

IO	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	128,000	0.0	9.60	0.0	456	49.6	80.0	0.0	100.0	0.0	100.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0
FICO 500-525	216,000	0.0	9.80	0.0	517	42.8	80.0	100.0	100.0	0.0	100.0	0.0	0.0	100.0	100.0	0.0	0.0	100.0
FICO 550-575	450,000	0.2	7.35	0.0	566	46.9	68.0	53.3	46.7	53.3	100.0	53.3	46.7	0.0	100.0	100.0	0.0	0.0
FICO 575-600	287,630	0.8	7.55	0.0	586	37.1	75.9	9.1	89.3	10.7	100.0	87.7	7.5	4.8	100.0	46.8	12.0	0.0
FICO 600-625	252,806	3.3	7.31	0.0	613	41.9	81.4	43.5	78.4	11.1	100.0	91.9	5.6	2.5	100.0	31.6	0.0	9.2
FICO 625-650	263,858	7.1	7.15	0.0	638	43.1	82.0	64.9	71.7	15.7	100.0	74.5	15.5	10.0	100.0	23.4	2.4	10.4
FICO 650-675	264,854	6.4	7.11	0.0	662	43.2	81.1	78.5	79.7	9.9	100.0	48.6	35.1	14.8	100.0	40.1	5.3	10.3
FICO 675-700	263,118	4.7	7.10	0.0	687	43.5	82.0	67.7	61.8	14.1	99.3	42.7	41.0	12.2	100.0	39.1	5.2	9.1
FICO 700-725	278,341	2.3	6.99	0.0	711	43.0	83.7	60.3	56.6	21.3	100.0	56.7	24.4	16.3	100.0	33.7	6.1	10.0
FICO 725-750	265,915	1.1	6.78	0.0	735	41.4	82.6	50.7	76.0	5.0	100.0	55.1	28.2	16.7	100.0	41.5	0.0	4.2
FICO 750-775	371,196	0.7	7.06	0.0	761	43.6	79.9	57.6	75.4	24.6	98.2	23.3	67.9	8.8	100.0	30.6	9.9	15.6
FICO 775-800	289,220	0.3	7.13	0.0	784	40.3	82.5	50.5	77.9	0.0	100.0	14.3	61.3	24.3	100.0	10.9	24.3	0.0
Total:	266,885	26.9	7.14	0.0	662	42.8	81.6	63.0	72.1	13.6	99.8	60.9	26.4	11.4	100.0	33.9	4.2	9.5

40Y	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	213,540	0.1	7.70	0.0	476	47.9	79.6	41.7	41.7	58.3	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 500-525	255,783	0.3	8.44	0.0	521	41.5	70.6	0.0	100.0	0.0	100.0	81.6	0.0	18.4	0.0	0.0	18.4	0.0
FICO 525-550	207,869	0.8	8.41	0.0	539	43.4	75.9	6.0	79.6	7.5	96.1	80.5	2.8	16.7	0.0	14.1	0.0	13.9
FICO 550-575	218,777	1.6	8.23	0.0	564	43.5	79.1	2.2	78.9	20.1	100.0	74.1	4.3	21.6	0.0	16.6	0.0	25.0
FICO 575-600	244,965	3.2	8.38	0.0	589	40.9	83.6	0.8	76.1	12.4	91.7	65.4	13.5	17.5	0.0	21.6	0.0	8.7
FICO 600-625	235,205	4.8	7.95	0.0	612	44.2	83.2	24.3	71.2	15.5	92.5	62.8	13.2	24.0	0.0	10.7	2.7	18.4
FICO 625-650	232,235	4.2	7.56	0.0	637	43.7	83.2	42.5	78.5	9.5	98.3	54.5	25.9	19.6	0.0	19.9	5.8	15.7
FICO 650-675	253,501	3.0	7.57	0.0	660	42.2	83.1	48.2	73.8	10.0	94.5	52.1	20.2	26.4	0.0	18.4	4.4	7.6
FICO 675-700	229,924	0.9	7.60	0.0	686	40.1	84.3	47.0	76.8	0.0	76.3	32.3	30.2	37.5	0.0	31.4	7.7	14.7
FICO 700-725	254,340	1.2	7.34	0.0	709	43.1	84.0	53.3	68.9	10.9	91.4	28.3	18.8	40.7	0.0	26.2	15.3	4.1
FICO 725-750	313,207	0.5	7.05	0.0	735	43.0	81.4	30.6	60.7	12.8	92.2	56.1	0.0	43.9	0.0	10.2	0.0	12.8
FICO 750-775	180,571	0.2	7.84	0.0	770	38.8	85.9	42.9	89.5	0.0	74.2	20.2	38.6	0.0	0.0	19.6	0.0	36.9
FICO 775-800	395,706	0.1	7.10	0.0	790	45.5	80.0	100.0	100.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0
Total:	237,958	20.9	7.86	0.0	625	42.9	82.5	28.1	75.2	11.8	93.8	58.0	16.4	23.8	0.0	17.5	3.9	13.8

+30Y	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	194,679	0.1	7.44	0.0	474	47.4	79.2	34.2	68.0	32.0	100.0	100.0	0.0	0.0	0.0	33.8	0.0	0.0
FICO 500-525	265,869	0.4	8.57	0.0	520	43.0	66.7	0.0	82.7	0.0	100.0	86.2	0.0	13.8	0.0	25.2	13.8	0.0
FICO 525-550	205,286	0.8	8.40	0.0	539	43.7	76.3	5.8	77.1	7.3	96.2	81.1	2.7	16.1	0.0	13.7	0.0	13.5
FICO 550-575	221,169	2.0	8.23	0.0	564	43.3	78.8	3.4	80.2	19.1	100.0	71.8	8.0	20.2	0.0	22.7	0.0	21.7
FICO 575-600	251,783	4.2	8.29	0.0	588	41.6	82.7	1.6	75.7	13.7	93.6	63.4	11.4	22.4	0.0	22.5	0.0	8.2
FICO 600-625	240,572	6.3	7.94	0.0	612	44.5	83.0	27.0	74.6	13.1	94.2	63.6	11.4	24.9	0.0	14.8	2.4	16.6
FICO 625-650	245,809	6.3	7.59	0.0	636	44.0	82.0	45.3	77.7	9.1	98.9	63.7	18.3	18.0	0.0	22.0	6.6	13.2
FICO 650-675	264,510	4.2	7.63	0.0	661	42.5	83.3	52.9	77.1	11.5	93.6	53.4	18.9	26.8	0.0	20.5	3.1	13.9
FICO 675-700	258,488	1.6	7.61	0.0	686	41.9	83.0	60.8	71.3	7.8	87.0	34.5	43.4	22.1	0.0	38.3	4.2	11.8
FICO 700-725	264,674	1.4	7.39	0.0	710	42.7	84.2	48.1	69.9	13.3	92.9	36.5	19.3	33.9	0.0	27.8	12.7	10.0
FICO 725-750	313,207	0.5	7.05	0.0	735	43.0	81.4	30.6	60.7	12.8	92.2	56.1	0.0	43.9	0.0	10.2	0.0	12.8
FICO 750-775	193,609	0.3	7.51	0.0	768	40.2	85.5	43.3	75.8	0.0	81.9	30.9	40.3	0.0	0.0	13.7	0.0	25.8
FICO 775-800	395,706	0.1	7.10	0.0	790	45.5	80.0	100.0	100.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0
Total:	246,736	28.3	7.84	0.0	627	43.3	82.1	31.8	75.8	11.8	95.1	60.1	15.6	23.0	0.0	21.0	3.6	13.5

Investor	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO 500-525	170,022	0.0	9.99	0.0	502	41.6	75.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 525-550	180,322	0.2	8.53	0.0	538	39.4	69.8	0.0	65.6	0.0	0.0	73.8	15.6	10.6	0.0	34.4	0.0	15.3
FICO 550-575	111,019	0.2	8.55	0.0	563	39.1	46.7	0.0	77.8	0.0	0.0	55.0	28.1	16.9	0.0	28.1	0.0	9.4
FICO 575-600	120,784	0.5	8.71	0.0	587	33.2	72.2	2.9	59.0	0.0	0.0	70.1	15.6	14.3	0.0	21.3	0.0	17.4
FICO 600-625	148,626	0.7	8.74	0.0	612	38.1	80.1	4.8	47.1	0.0	0.0	68.1	14.1	17.8	0.0	5.8	0.0	19.7
FICO 625-650	142,084	0.8	8.57	0.0	638	40.0	81.9	0.0	50.9	12.1	0.0	70.2	16.6	13.2	0.0	4.9	6.6	2.3
FICO 650-675	161,207	0.7	7.78	0.0	664	36.1	83.2	9.7	62.7	9.5	0.0	67.4	21.8	3.7	0.0	21.9	0.0	7.3
FICO 675-700	145,570	0.5	8.10	0.0	687	30.5	84.2	0.0	77.0	8.8	0.0	56.2	32.3	11.5	6.5	8.7	11.4	13.4
FICO 700-725	219,077	0.1	8.51	0.0	716	35.2	75.6	29.7	0.0	0.0	0.0	41.8	0.0	58.2	0.0	58.2	0.0	0.0
FICO 725-750	59,322	0.0	8.15	0.0	727	48.6	90.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 750-775	119,185	0.1	8.22	0.0	766	41.5	86.7	0.0	84.0	0.0	0.0	55.3	23.2	21.6	9.2	0.0	0.0	44.7
FICO 775-800	80,248	0.0	9.63	0.0	776	46.4	85.0	0.0	0.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
Total:	143,078	3.9	8.41	0.0	637	36.7	78.8	3.8	58.7	5.5	0.0	66.0	19.0	13.8	1.2	14.4	3.0	12.0

Second Lien	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	24,782	0.0	10.04	0.0	498	24.9	100.0	0.0	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 500-525	32,207	0.0	9.70	0.0	519	46.4	100.0	0.0	0.0	100.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 525-550	46,555	0.0	11.60	0.0	536	44.1	100.0	0.0	84.9	0.0	100.0	88.5	0.0	11.5	0.0	0.0	0.0	0.0
FICO 550-575	30,103	0.0	9.99	0.0	553	31.5	100.0	0.0	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 575-600	42,303	0.0	11.42	0.0	589	43.2	100.0	0.0	50.0	12.5	100.0	62.5	37.5	0.0	0.0	0.0	37.5	0.0
FICO 600-625	44,837	0.7	12.04	0.0	613	42.4	99.7	0.0	79.0	16.6	100.0	97.5	1.6	0.0	0.0	19.9	2.7	7.0
FICO 625-650	53,702	0.8	11.41	0.0	639	42.8	99.5	0.0	81.0	7.4	100.0	73.9	23.6	2.5	0.0	34.1	1.6	7.6
FICO 650-675	50,245	0.7	11.04	0.0	664	42.5	99.6	0.0	77.6	13.6	99.2	45.8	36.5	17.7	0.0	23.1	0.0	15.4
FICO 675-700	51,723	0.3	10.74	0.0	684	41.5	99.1	0.0	53.6	22.4	100.0	45.8	51.9	1.4	0.0	31.5	0.0	17.0
FICO 700-725	56,272	0.2	10.46	0.0	712	38.2	99.5	0.0	69.8	30.2	100.0	26.5	47.5	12.8	0.0	34.4	8.6	15.0
FICO 725-750	51,505	0.1	10.22	0.0	738	37.5	100.0	0.0	68.3	15.4	100.0	19.6	39.9	18.4	0.0	0.0	0.0	24.5
FICO 750-775	82,913	0.1	10.42	0.0	763	43.2	100.0	0.0	59.8	16.8	100.0	31.4	45.3	0.0	0.0	55.6	0.0	0.0
Total:	50,089	3.0	11.30	0.0	650	42.1	99.6	0.0	74.7	14.7	99.8	65.4	26.3	6.3	0.0	26.2	2.2	10.7

Silent Second	WA Sched Bal	% Sched Bal	GWAC	% MI	WA FICO	WA DTI	WA LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	115,502	0.1	9.24	0.0	477	47.2	80.7	100.0	68.9	0.0	100.0	53.4	46.6	0.0	0.0	0.0	0.0	0.0
FICO 500-525	163,185	0.1	8.39	0.0	508	41.3	80.0	100.0	68.3	0.0	100.0	55.9	0.0	44.1	44.1	0.0	0.0	44.1
FICO 525-550	99,951	0.3	9.63	0.0	539	40.9	81.6	100.0	95.3	0.0	100.0	92.9	0.0	7.1	0.0	0.0	4.5	0.0
FICO 550-575	124,161	0.3	8.65	0.0	562	42.7	81.5	100.0	74.2	25.8	100.0	77.0	23.0	0.0	25.8	25.8	0.0	0.0
FICO 575-600	178,750	0.4	8.28	0.0	583	36.6	79.2	100.0	76.6	11.7	96.2	65.8	34.2	0.0	18.3	18.3	0.0	0.0
FICO 600-625	177,657	5.1	7.48	0.0	614	43.1	79.9	100.0	69.0	15.6	99.3	97.3	2.4	0.3	28.6	12.3	1.6	9.7
FICO 625-650	199,752	10.4	7.26	0.0	638	43.9	79.8	100.0	73.4	13.9	100.0	78.5	18.2	3.3	44.3	18.9	1.6	9.6
FICO 650-675	226,254	10.0	7.29	0.0	662	43.4	80.0	100.0	79.6	9.4	99.4	49.8	36.6	12.3	50.2	25.4	2.8	10.1
FICO 675-700	222,775	5.5	7.18	0.0	686	43.1	79.9	100.0	63.4	14.1	100.0	36.7	45.6	13.7	57.7	30.3	5.7	9.0
FICO 700-725	234,933	2.6	7.21	0.0	710	43.1	80.0	100.0	63.4	23.0	98.7	39.2	26.5	25.2	53.3	20.8	7.2	11.0
FICO 725-750	213,473	1.1	7.07	0.0	736	43.5	79.6	100.0	75.7	9.7	100.0	53.0	32.5	12.8	51.9	29.3	0.0	23.5
FICO 750-775	312,167	0.5	7.33	0.0	759	41.8	80.0	100.0	79.2	20.8	100.0	7.8	84.6	0.0	76.1	26.6	13.1	0.0
FICO 775-800	332,021	0.2	7.17	0.0	789	45.2	80.0	100.0	60.7	15.3	100.0	15.3	54.9	29.8	54.9	0.0	0.0	15.3
Total:	206,605	36.7	7.33	0.0	656	43.4	80.0	100.0	72.5	13.5	99.6	61.8	27.5	8.9	46.2	21.7	3.0	9.9